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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                  May 7, 2001

          USAA Federal Savings Bank (as seller and servicer under the Sale and Servicing Agreement, dated as of May 1, 2001, relating to USAA Auto Owner Trust 2001-1

            (Exact Name of Registrant as Specified in its Charter)



            Delaware                   333-30840          74-2291652
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  (State or Other Jurisdiction       (Commission       (I.R.S. Employer
     of Incorporation)               File Number)      Identification No.)

 10750 McDermott Freeway
 San Antonio, Texas                                          78288
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 (Address of Principal                                    (Zip Code)
  Executive Offices)

      Registrant's telephone number, including area code: (201) 498-2265

                                   No Change
  ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events

     Filing of Computational Materials

     In connection with the offering of notes and certificates by USAA Auto Owner Trust 2001-1, J.P. Morgan Securities Inc. and certain other prospective underwriters (the "Underwriters") disseminated certain materials (the "Computational Materials") relating to the trust's receivables and the notes and certificates for distribution to prospective investors.

     For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Securities, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Receivables; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

     Item 7. Financial Statements; Pro Forma Financial Information and
Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits:

               99.1 Computational Materials.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      USAA FEDERAL SAVINGS BANK



                                      By:  /s/ Michael J. Broker
                                           ----------------------------
                                            Name:   Michael J. Broker
                                            Title:  Vice President



Dated: May 8, 2001

                                 EXHIBIT INDEX


Exhibit No.                                 Description

99.1                                        Computational Materials.